UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2019

MERIDIAN BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Ohio	0-14902	31-0888197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 River Hills Drive Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 271-3700

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VIVO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Introductory Note

On June 3, 2019, Meridian Bioscience, Inc., an Ohio corporation (“Meridian” or the “Company”), completed its previously announced acquisition (the “Acquisition”) pursuant to the Share Purchase Agreement dated as of April 29, 2019 (the “Purchase Agreement”) by and among Meridian, Meridian Bioscience Canada Inc., a corporation incorporated under the laws of British Columbia and a direct wholly-owned subsidiary of the Company (“Buyer”), GenePOC Inc., a corporation incorporated under the laws of Canada (“Seller”), the shareholders of Seller (the “Shareholders”), and Après-demain Holding SA, solely in the capacity of Shareholders’ Representative. Capitalized terms used in this Current Report but not defined herein shall have the respective meanings assigned thereto in the Purchase Agreement, as applicable.

Descriptions of the Purchase Agreement and the transactions contemplated thereby and included therein do not purport to be complete and are subject to and qualified in their entirety by reference to the Purchase Agreement, which has been filed as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2019 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 3, 2019, the Acquisition was consummated, and, in accordance with the Purchase Agreement, Buyer purchased substantially all of the assets and assumed certain specified liabilities of Seller by means of a two-step transaction. As the first step in the Acquisition, Seller assigned substantially all of the assets of Seller and certain specified liabilities to GenePOC Canada Inc., a corporation incorporated under the laws of British Columbia and a subsidiary of Buyer (“GenePOC Canada”), in exchange for the issuance to Seller by GenePOC Canada of non-voting Class B shares (the “Purchased Shares”) of GenePOC Canada (the “Reorganization”). Then, following the Reorganization, Buyer acquired from Seller the Purchased Shares, and GenePOC Canada became Buyer’s wholly-owned subsidiary, with Buyer owning all of the issued and outstanding shares of GenePOC Canada.

The assets of Seller acquired by Buyer include, but are not limited to, Seller’s revogeneTM molecular diagnostics platform, which currently has four FDA-cleared assays, including C. difficile, Group A Strep, and Group B Strep.

Pursuant to the Purchase Agreement, on June 3, 2019, Buyer paid to Seller a cash payment of $50 million subject to a working capital adjustment and holdback of $5 million to secure Seller’s performance of certain post-closing obligations. In addition, Buyer issued to Seller a $20 million aggregate principal amount non-interest bearing term promissory note (the “Promissory Note”) payable in two $10 million installments upon the achievement of certain development milestones if achieved by September 30, 2020 and March 31, 2021, respectively. The Purchase Agreement also requires Meridian to pay Seller a contingent consideration payment of up to $50 million payable if certain financial performance targets are achieved during the twelve-month period ending September 30, 2022.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 2.01 above regarding the Promissory Note is hereby incorporated by reference in its entirety into this Item 2.03.

The foregoing description of the Promissory Note does not purport to be complete and is subject to and qualified in its entirety by reference to the Promissory Note, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 3, 2019, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 7.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired: The financial statements under this Item 9.01 shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)

Pro Forma Financial Information: The pro forma financial information under this Item 9.01 shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

10.1	**Promissory Note dated June 3, 2019 between Meridian Bioscience Canada Inc. and GenePOC Inc.

99.1	Press Release dated June 3, 2019

**

Certain portions of Exhibit 10.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the Registrant if publicly disclosed. The Registrant hereby agrees to furnish a copy of any omitted schedule or other portion to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: June 3, 2019	By:	/s/ Eric S. Rasmussen
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)